                                                                    EXHIBIT 99.1


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  PRESS RELEASE      PRESS RELEASE      PRESS RELEASE        PRESS RELEASE
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GLOBAL PREFERRED HOLDINGS, INC.                        FOR IMMEDIATE RELEASE

CONTACT:  Bradley Barks                                  PHONE: 770/248-3531
www.gphre.com

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                    GLOBAL PREFERRED HOLDINGS, INC. ANNOUNCES
                         SECOND QUARTER RESULTS FOR 2004

ATLANTA August 13, 2004 - Global Preferred Holdings, Inc. ("Global Preferred") reported a 158% increase in net income to $1.1 million, or $0.27 per share, for the quarter ended June 30, 2004 from $437,000, or $0.11 per share, in the same period a year ago. Total revenues declined slightly for the quarter ended June 30, 2004 to $7.6 million as compared to $7.7 million for the same period in 2003.
         Compared to the second quarter of 2003, reinsurance revenues decreased due primarily to a decrease in policies in force, which was partially offset by higher average premiums as a result of the increasing age of policyholders and an increase in asset-based revenues because of higher average policy fund balances. Net investment income grew as a result of the growth in Global Preferred's invested asset portfolio. Total benefits and expenses declined by 16% to $5.9 million for the quarter ended June 30, 2004 from $7.1 million for the same period in 2003. Most of the decline was due to lower death claims than realized during second quarter 2003, due to improvements in mortality experience, and a decrease in operating expenses, somewhat offset by an increase in the amortization of deferred acquisition costs.

         Commenting on the quarter, Ed McKernan, president and CEO of Global Preferred said, "We had an excellent quarter. It demonstrates the level of earnings that Global Preferred is capable of producing. Though the equity markets did not increase substantially this quarter, they provided a stable base for our asset-based revenues. Our death claim experience this quarter was ahead of our long-term expectations. Lastly, we saw our operating expenses decrease this quarter as a result of our ongoing efforts to reduce expenses."


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


ABOUT GLOBAL PREFERRED HOLDINGS, INC.

         Global Preferred Holdings, Inc., whose executive offices are located in Duluth, Georgia, is the parent of Global Preferred Re Limited, a Bermuda life reinsurer. As of June 30, 2004, Global Preferred Re reinsured 278,000 life insurance policies, riders and annuity contracts, which accounted for life insurance policies with an aggregate face value of $7.3 billion and aggregate annuity contract benefits of $244 million.

FORWARD-LOOKING STATEMENTS

         Certain statements in this news release may contain forward-looking statements within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933.

         All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

         We have described some important factors that could cause our actual results to differ materially from our expectations in "Factors that may Affect Future Results of Operations" included as Exhibit 99.1 in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2003. You should carefully review these risks and additional risks described in other documents we file from time to time with the Securities and Exchange Commission, including quarterly reports on the Form 10-Q. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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  PRESS RELEASE      PRESS RELEASE      PRESS RELEASE        PRESS RELEASE
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


                                                                    EXHIBIT 99.1

                         GLOBAL PREFERRED HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                               DECEMBER 31,         JUNE 30,
                                                                                   2003               2004
                                                                               ------------       ------------
                                     Assets

Fixed maturity securities - available for sale (amortized cost of
  $15,057,808 and $19,902,730 for 2003 and 2004, respectively) ..........      $ 15,267,477       $ 19,783,442
Equity securities - available for sale (cost of $2,009,360 for 2003) ....         1,998,932                 --
Other equity investments (cost of $500,000 for 2003 and 2004) ...........           501,259            527,892
Cash and cash equivalents ...............................................        11,580,045         13,783,624
Reinsured policy loans ..................................................         1,270,711          1,408,621
                                                                               ------------       ------------
   Total invested assets ................................................        30,618,424         35,503,579
Investment income due and accrued .......................................           197,020            234,443
Accounts receivable .....................................................            44,588              5,250
Reinsurance balances receivable .........................................         2,112,462          2,129,309
Deferred acquisition costs ..............................................        45,607,865         43,255,622
Prepaid expenses ........................................................           519,888            444,056
Current income tax recoverable ..........................................            48,152             50,277
Fixed assets (net of accumulated depreciation of $336,817 and
  $386,091 for 2003 and 2004, respectively) .............................           135,495             86,222
                                                                               ------------       ------------
         Total assets ...................................................      $ 79,283,894       $ 81,708,758
                                                                               ============       ============
                    Liabilities and Stockholders' Equity
Liabilities:
   Future policy benefits ...............................................      $ 18,881,390       $ 18,781,638
   Reinsurance balances payable .........................................           169,481            306,457
   Accrued expenses and accounts payable ................................           517,078            401,561
   Accrued interest payable .............................................           158,219            157,706
   Current maturities of long-term debt .................................         5,000,000          5,000,000
   Deferred tax liability ...............................................         9,252,250          9,990,496
                                                                               ------------       ------------
         Total liabilities ..............................................        33,978,418         34,637,858
                                                                               ------------       ------------

Commitments and contingencies (Note 11)

Stockholders' equity:
   Common stock, par value $.001, 15,000,000 shares authorized;
    4,149,074 shares issued for 2003 and 2004, respectively .............             4,149              4,149
   Additional paid-in capital ...........................................        23,326,026         23,326,026
   Accumulated other comprehensive income (loss) ........................           132,331            (60,320)
   Retained earnings ....................................................        21,892,237         23,850,312
   Treasury stock, at cost (7,390 shares) ...............................           (49,267)           (49,267)
                                                                               ------------       ------------
         Total stockholders' equity .....................................        45,305,476         47,070,900
                                                                               ------------       ------------
  Total liabilities and stockholders' equity ............................      $ 79,283,894       $ 81,708,758
                                                                               ============       ============


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


                         GLOBAL PREFERRED HOLDINGS, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                   THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                        JUNE 30,                              JUNE 30,
                                             -------------------------------       -------------------------------
                                                 2003               2004               2003               2004
                                             ------------       ------------       ------------       ------------

Revenues:
   Premiums ...........................      $  4,363,568       $  4,270,641       $  8,752,063       $  8,572,859
   Reinsured policy revenues ..........         3,258,208          3,112,639          6,490,052          6,311,451
   Net investment income ..............            87,903            210,350            170,889            388,091
   Net realized loss on investments ...                --            (29,456)                --            (29,456)
   Other income .......................             5,506                 --              5,509              6,980
                                             ------------       ------------       ------------       ------------
    Total revenues ....................         7,715,185          7,564,174         15,418,513         15,249,925
                                             ------------       ------------       ------------       ------------

Benefits and expenses:
   Benefits, claims and settlement
    expenses ..........................         2,455,020          1,450,943          4,730,590          3,426,763
   Change in future policy benefits ...           196,255            157,817            507,006            372,286
   Reinsurance expense allowances, net          2,082,273          1,991,046          4,156,510          3,966,341
   Amortization of deferred acquisition
    costs .............................         1,280,815          1,469,670          2,656,241          2,904,007
   Operating expenses .................           945,390            732,203          1,821,869          1,570,726
   Interest expense ...................            93,493             93,493            185,959            186,986
                                             ------------       ------------       ------------       ------------
    Total benefits and expenses .......         7,053,246          5,895,172         14,058,175         12,427,109
                                             ------------       ------------       ------------       ------------
    Income before income tax ..........           661,939          1,669,002          1,360,338          2,822,816
  Income tax expense ..................          (225,039)          (542,477)          (462,496)          (864,741)
                                             ------------       ------------       ------------       ------------
    Net income ........................      $    436,900       $  1,126,525       $    897,842       $  1,958,075
                                             ============       ============       ============       ============

Basic earnings per share ..............      $       0.11       $       0.27       $       0.22       $       0.47
                                             ============       ============       ============       ============

Diluted earnings per share ............      $       0.11       $       0.27       $       0.22       $       0.47
                                             ============       ============       ============       ============

Weighted-average common shares
  outstanding .........................         4,141,684          4,141,684          4,141,684          4,141,684
                                             ============       ============       ============       ============

Total weighted-average common and
  common equivalent shares outstanding          4,141,684          4,141,684          4,141,684          4,141,684
                                             ============       ============       ============       ============


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